UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 04, 2017

FUTURELAND CORP.
(Exact name of registrant as specified in charter)

Colorado	000-53377	41-2230041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

FutureLand Corp. 10901 Roosevelt Blvd, 1000c Saint Petersburg, Florida		33716
(Address of principal executive offices)		(Zip Code)

(727) 474-0221
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01 Other Events.

On Nov. 15, 2016 FutureLand Oregon, LLC entered into an agreement with HSPendleton, LLC and John C. Miller of Groovy Groves, LLC. The company purchased 50% of 265 acres in Wolf’s Creek, Oregon. The company also entered into an agreement to buy 50% ownership in Groovy Groves, LLC by buying out partner John C. Miller for 10,000,000 shares of FutureLand Corp’s common stock. The deal was to be completed upon approval from the OLCC on the transfer of license to FutureLand Oregon, LLC. from John C. Miller. The process has taken longer than expected due to many delays by OLCC. But now all the requisite paperwork is completed and submitted for final approval with the OLCC and we are simply waiting on approval, which we believe is imminent.

The harvest for Groovy Groves, LLC was nearly 400lbs this year and is currently being trimmed, dried, cured and will go out for testing next month with sales expected to be made some time in January 2018. Although we expected quite a bit more product, adjustments are being made to heavily increase yields for next year. Upon getting the transfer of license, Groovy Groves LLC will apply for a renewal that will include a plan to get a hybrid Tier 2 license with 5,000 square feet of indoor and 20,000 square feet of outdoor. This will allow us to grow year-round. Ultimately, everything may switch to indoor by the following year, but this is the current plan. With the way the laws are written right now we should be able to use the same footprint we currently have for the 20,000 square feet of outdoor and at least double the number of plants we had this last year. Additionally, we should be able to get multiple harvests in the indoor facilities in the coming year and are prepared to make several modifications which should see 10X more product in 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURELAND CORP.

Date: December 04 2017	By: /s/ Cameron Cox
Cameron Cox, Principal Executive Officer